EXHIBIT 10.5

                              CONSULTING AGREEMENT

         THIS AGREEMENT ("AGREEMENT") is dated October 1, 2008, but is effective as of August 1, 2008 (the "EFFECTIVE DATE"), by and between GLOBAL RESOURCE CORPORATION, a Nevada corporation (the "COMPANY"), and LP (Origination) Limited (formerly called Chesilton Consultancy Limited) a company incorporated in England (company registered number 6476703) and having its registered address at Helmores, Chartered Accountants, Grosvenor Gardens House, 35-37 Grosvenor Gardens, London SW1W OBY, United Kingdom and a mailing address at 52 Chesilton Road, Fulham, London, UK SW6 5AB (the "CONSULTANT").

                                   WITNESSETH:

         WHEREAS, the Company desires to consider strategic alternatives available to it and requires various management advisory services; and

         WHEREAS, the Consultant has offered to provide various management advisory and strategic planning services to the Company.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

         1. CONSULTANT SERVICES. The Consultant hereby agrees to provide to the Company during the term of this Agreement such management adviusory, strategic planning and other similar consulting services as the Company may request from time to time (the "Consulting Services").

         2. NO CONFLICTS. In order to induce the Company to enter into this Agreement, the Consultant hereby represents and warrants to and agrees with the Company that the execution and delivery of this Agreement, and the consummation by the Consultant of the transactions herein contemplated, and the compliance by the Agent with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Consultant is a party or by which the Consultant or any property of the Consultant is bound, or to the Consultant's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Consultant or any property of the Consultant.

         3. CONSULTING FEE. The Company shall pay to Consultant an aggregate amount of ninety thousand dollars ($90,000) in cash or cash equivalents and issue to the Consultant one hundred thousand (100,000) shares of common stock of the Company ("Common Stock") for the Consulting Services (the "Consulting Payments"), payable as follows:

                  a. The Company shall pay the Consultant fifty thousand dollars ($50,000) in cash or cash equivalents on or about September 30, 2008 and shall issue to the Consultant one hundred thousand (100,000) shares of Common Stock immediately upon the Consultant's execution of a subscription agreement in the form attached hereto as EXHIBIT A (the "SUBSCRIPTION AGREEMENT") for this issuance of Common Stock to the Consultant;

                  b. On November 1, 2008, the Company shall pay to the Consultant forty thousand dollars ($40,000) in cash or cash equivalents.

         4.       INDEMNIFICATION.

                  a. The Company agrees to indemnify and hold harmless the Consultant against any and all losses, claims, damages, obligations or liabilities, joint or several, to which they or any of them may become subject under any statute or at common law and for any legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon a breach of this Agreement by the Company; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 4(a) shall not apply to any amount paid in settlement of any such litigation, if such settlements are made without the consent of the Company.

                  b. The Consultant agrees, in the same manner and to the same extent as set forth in Section 4(a) above, to indemnify and hold harmless the Company and the Company's employees, accountants, attorneys and agents (the "COMPANY'S INDEMNITEES") arising out of this Agreement or as a result of Consultant providing the Consulting Services to the Company. The liability of the Consultant to:

                           i. all or any of the Company or the Company's Indemnitees under the indemnity in this
                                    Section 4(b) or otherwise; and
                           ii. to any other person (natural or corporate, or any combination thereof) whatsoever for all or any losses, claims, damages, obligations or liabilities, joint or several, to which or to the extent that the Consultant may become subject under any statute or at common law in relation to this Consultancy Agreement or any advice or assistance provided, or not provided, by the Consultant under it;

                         shall not under any circumstance exceed in aggregate the sum of two hundred thousand dollars (US$200,000).

         5. TERM. The term of this Agreement shall be for the period commencing as of the Effective Date and ending February 1, 2009 (the "TERM"). The Term shall be renewed for an additional year (the "RENEWAL TERM") by either party with thirty (30) days written notice prior to the expiration of the Term to the other party. The terms and conditions of the Consulting Services during the Renewal Term shall be determined by the mutual agreement of the parties.

         6.       TERMINATION.

                  a.       Either party may terminate this Agreement upon thirty
                           (30) days' prior written notice.

                  b. Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay any of the Consulting Payments (subject to any breach of this Agreement as provided in Section 4)that has become due and payable prior to the date of termination of this Agreement; and the Company and the Consultant shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 4 hereof.

         7.       MISCELLANEOUS.

                  a. NOTICE. Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing, addressed to the Company, at:

                           If to Company:           Global Resource Corp.
                                                    Bloomfield Business Park
                                                    408 Bloomfield Drive, Unit 3
                                                    West Berlin, NJ 08091
                                                    Attn:  Eric Swain

Whenever notice is required by the provisions of this Agreement to be given to the Agent, such notice shall be given in writing, addressed to the Agent, at:

                           If to the Consultant:    LP (Origination) Limited
                                                    C/- Mr. P.A. Worthington
                                                    52 Chesilton Road
                                                    Fulham, London,  SW6 5AB
                                                    United Kingdom

                  b. GOVERNING LAW. The validity, interpretation, and construction of this Agreement will be governed by the laws of the State of New Jersey.

                  c. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

                  d. CONFIDENTIAL INFORMATION. All confidential financial or business information (except publicly available or freely usable material otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

                                              COMPANY

                                              GLOBAL RESOURCE CORPORATION

                                              By: /s/ Jeffrey J. Andrews
                                                  -------------------------
                                                  Name: Jeffrey J. Andrews
                                                  Title: CFO

                                              CONSULTANT

                                                  /s/ Peter A. Worthington
                                                  -------------------------
                                              LP (ORIGINATION) LIMITED
                                              By: Peter A. Worthington
                                              Managing Director

                                   EXHIBIT A
                                   ---------

                             SUBSCRIPTION AGREEMENT


                        SECURITIES SUBSCRIPTION AGREEMENT
                        ---------------------------------

         THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of October 1, 2008 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 506 promulgated under Regulation D by the United States Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 506 and Regulation D.

         This Agreement has been executed and entered into by and between LP (Origination) Limited (formerly called Chesilton Consultancy Limited) a company incorporated in England (company registered number 6476703) and having its registered address at Helmores, Chartered Accountants, Grosvenor Gardens House, 35-37 Grosvenor Gardens, London SW1W OBY, United Kingdom and a mailing address at 52 Chesilton Road, Fulham, London, UK SW6 5AB ("Buyer"), to issue One Hundred Thousand (100,000) shares of Common Stock of Company, Global Resource Corporation, a corporation organized under the laws of Nevada, with its principal office located at Bloomfield Business Park, 408 Bloomfield Drive. Unit 3, West Berlin, NJ 08091 ("Company") in exchange for the services provided to the Company by Buyer in that certain Consulting Agreement dated September 30th, 2008, but effective as of August 1, 2008. Buyer hereby collectively and individually represents and warrants to, and agrees with Company as follows:

                  THE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER.

                  THE COMMON STOCK ISSUED UNDER THIS AGREEMENT WILL BEAR A RESTRICTIVE LEGEND REFLECTING THAT THE COMMON STOCK THAT ARE THE SUBJECT OF THIS AGREEMENT ARE "RESTRICTED SECURITIES" WITHIN THE DEFINITION OF REGULATION D OF THE 1933 ACT.

1.       AGREEMENT TO SUBSCRIBE.

         (a) Subscription. The undersigned Buyer hereby subscribes for One Hundred Thousand (100,000) shares of common stock of Company, $0.001 par value, (the "Shares").

         (b) Delivery of Share Certificates. Upon execution of this Agreement, Company shall deliver to Buyer certificate(s) representing the Shares issued under this Agreement.

2.       BUYER REPRESENTATIONS AND COVENANTS; ACCESS TO INFORMATION

                  In connection with the issuance of the Shares, Buyer collectively and individually represents and warrants to, and covenants and agrees with Company:

         (a) Buyer is an "accredited investors as defined in Rule 501 of Regulation D promulgated under the 1933 Act, and is purchasing the Shares for his own account and Buyer is qualified to subscribe for the Shares under the laws of the State of Nevada, residing in the Republic of Ireland;

         (b) All offers and sales of any of the Shares by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 506, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

         (c) Buyer understands that the Shares are not registered under the 1933 Act and is being offered and sold in reliance on specific exemptions from the registration requirements of United States and state securities laws, and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Shares;

         (d) Buyer shall comply with Rule 506 promulgated under Regulation D;

         (e) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

         (f) All invitations, offers and sales of or in respect of, any of the Shares, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by them of any of the Shares will be in compliance with applicable laws and regulations and Company's amended and restated bylaws and certificate of incorporation, will be made in such a manner that no prospectus need be filed and no other filing need be made by Company with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Shares;

         (g) Buyer (or others for whom they are contracting hereunder) has been advised to consult his own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and they are solely responsible (and Company is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

         (h) Buyer understands that no United States or State or foreign government agency has passed on or made any recommendation or endorsement of the Shares.

         (i) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Company, all matters relating to the securities, financial condition, operations and prospects of Company and any questions raised by Buyer has been answered to Buyer's satisfaction.

         (j) Buyer acknowledges that the subscription of the Shares involves a high degree of risk. Each Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Shares. Buyer understands that the Shares are not being registered under the 1933 Act, or under any state securities laws, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time;

         (k) With respect to his own investment, Buyer is acquiring its interest solely for its own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part;

         (m) With respect to his own investment, Buyer acknowledges that he has been informed that Company's business, which Company proposes to engage in, is highly speculative in nature, and has reviewed the risk factors identified by Company, and acknowledges that there may also be additional risks not identified by Company. Buyer understands that the investment involves very substantial risks, and Buyer recognizes and understands the risks relating to the investment.

         (n) With respect to his own investment, Buyer has substantial knowledge and experience in financial and business matters in general and in particular with respect to this type of investment, is capable of evaluating and bearing the risk of loss and of evaluating and investing in securities of companies of this type.

3.       COMPANY REPRESENTATIONS AND COVENANTS.

         (a) The issuance and delivery of the Shares has been duly authorized by all required corporate action on the part of Company, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable.

         (b) This Agreement has been duly authorized, validly executed and delivered on behalf of Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. Company has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Shares has been taken. Upon the transfer to Buyer, the Shares will be validly issued and non-assessable, and will be free of any liens or encumbrances.

4. EXEMPTION; RELIANCE ON REPRESENTATIONS. Buyer understands that the offer and issuance of the Securities are not being registered under the 1933 Act. Company and Buyer are relying on the rules governing offers and sales made pursuant to Rule 506 promulgated under Regulation D.

5. CONDITIONS TO COMPANY'S OBLIGATION TO ISSUE SHARES. Company's obligation to issue the Shares is conditioned upon:

         (a) The receipt and acceptance by Company of this Agreement as executed by Buyer.

         (b) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof. Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the date hereof.

         (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of Company, be contemplated. No stop order suspending the issuance of the Shares shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of Company, be contemplated.

6. CONDITIONS TO BUYER'S OBLIGATION TO SUBSCRIBE. Buyer's obligation to subscribe the Shares is conditioned upon the confirmation of receipt and acceptance by Company of this Agreement as evidenced by execution of this Agreement by a duly authorized officer of Company.

8.       MISCELLANEOUS.

         (a) Entire Agreement. This Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (b) Survival. All representations and warranties contained in this Agreement by Company and Buyer shall survive the closing of the transactions contemplated hereunder.

         (c) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. Buyer and Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada. At Company's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Camden County, New Jersey and pursuant to its rules. Upon demand made by Company to Buyer, Buyer agrees to mandatorily submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

         (d) Currency. All dollar figures herein are expressed in United States dollars.

         (e) Buyer's Indemnification. Buyer agrees to indemnify and hold Company harmless from any and all claims, damages and liabilities arising from Buyer's breach of their representations and warranties set forth in this Agreement.

         (f) Form D. Company is authorized to file a Form D with the Commission and all filings required by the applicable securities regulatory agencies upon the Closing of this transaction.

         (g) Non-assignability. Buyer acknowledges that they may not, amongst themselves or to others, assign any of its rights to or interest in or under this Agreement without the prior written consent of Company, and any attempted assignment without such consent shall be void and without effect.

         (h) Notices. All notices, requests, consents and other communications shall be in writing, shall be delivered by hand or sent by FedEx for next day delivery. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with FedEx. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Company:                      Global Resource Corporation
                                    Bloomfield Business Park,
                                    408 Bloomfield Drive. Unit 3,
                                    West Berlin, NJ 08091
                                    Attn: Chief Executive Officer
                                    Phone: 865-767-5661
                                    Fax: 865-767-5664

If to Buyer:                        LP (Origination) Limited
                                    C/- Peter Worthington
                                    52 Chesilton Road
                                    Fulham, London, UK SW6 5AB

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronically transmitted signatures shall be valid as original.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.



GLOBAL RESOURCE CORPORATION                 BUYER

     /s/ Jeffrey J. Andrews                 /s/ Peter A. Worthington
---------------------------                 ------------------------
By   Jeffrey J. Andrews                     LP (Origination) limited
                                            By: PETER WORTHINGTON